SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|     Filed by Party other than the Registrant |_|

|X|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                            BREK ENERGY CORPORATION.
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applied:
            ____________________________________________________________
      2.    Aggregate number of securities to which transaction applies:
            ____________________________________________________________.
      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            _____________________
      4.    Proposed maximum aggregate value of transaction:
      5.    Total fee paid: _______________________________________

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1.    Amount previously paid: _______________________________
      2.    Form, Schedule or Registration Statement No.: _________
      3.    Filing Party: _________________________________________
      4.    Date Filed: ___________________________________________

                            BREK ENERGY CORPORATION.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581

Dear Stockholder:

      We invite you to attend the annual meeting of stockholders on September __, 2002 at Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR. The meeting will begin promptly at 10:00 a.m. At the annual meeting, you will be asked:

            1. to elect six directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

            2. to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year;

            3. to approve the amendment of Brek Energy's Articles of Incorporation to increase the number of authorized shares of Brek Energy common stock;

            4. to approve the amendment of Brek Energy's Articles of Incorporation to authorize the issuance of preferred stock; and

            5. to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

      The accompanying formal notice of the meeting and proxy statement describe more fully the matters to be presented at the annual meeting. The board of directors recommends that you vote in favor of the specific proposals set forth above.

      Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

Ian Robinson
Chairman of the Board of Directors
August __, 2002

Hong Kong, SAR

                            BREK ENERGY CORPORATION.
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR
                                 (852) 2289-9581

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER __, 2002

To the Stockholders of Brek Energy Corporation.:

      Time:       10:00 a.m.

      Date:       September __, 2002

      Place: Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR

      Purpose: to elect six directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualify;

                  to ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year;

                  to approve the amendment of Brek Energy's Articles of Incorporation to increase the number of authorized shares of Brek Energy common stock;

                  to approve the amendment of Brek Energy's Articles of Incorporation to authorize the issuance of preferred stock; and

                  to approve such other matters as may properly come before the annual meeting or any adjournment of the annual meeting.

      All stockholders are cordially invited to attend the meeting, but only stockholders of record on August __, 2002 are entitled to notice of and to vote at the meeting.

      Whether or not you expect to be present at the meeting, it is important that you complete, sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible. This will ensure a quorum at the meeting and avoid additional expense to Brek Energy for further solicitation. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person should you wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth G.C. Telford
Secretary
August __, 2002

Hong Kong, SAR

                             BREK ENERGY CORPORATION
                         19th Floor, 80 Gloucester Road
                             Wanchai, Hong Kong, SAR

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

                   Approximate date proxy material first sent
                                to stockholders:

                                 August __, 2002

--------------------------------------------------------------------------------

                         Summary - Questions and Answers

Q:    Who may vote at the meeting?

A: Our stockholders, as recorded in our stock register on August__, 2002, may vote at the meeting.

Q:    How can I vote at the meeting

      You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Q:    Who is soliciting my proxy?

A:    Our Board of directors is soliciting your proxy.

Q:    How do proxies work?

A: Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

      If you give us your proxy, but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of each of the other proposals.

Q:    How can I revoke a proxy?

A:    You may revoke your proxy before it is voted by:

      -     submitting a new proxy with a later date;

      - notifying Kenneth G.C. Telford, our Secretary, in writing before the meeting; or

      -     voting in person at the meeting.

Q:    How many shareholders need attend the meeting?

A: In order to carry on the business of the meeting, we must have a quorum. This means at least one-third of the outstanding shares of common stock must be represented at the meeting, either by proxy or in person. Broker non-votes count for purposes of a quorum. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Q:    What if my shares are held in the name of my broker?

A: Unless otherwise instructed by you, your broker will vote in favor of each director nominee, in favor of ratifying the auditors and in favor of increasing the amount of common stock authorized. As to the other proposals, your broker will vote your shares for you only if you instruct you broker how to vote for you. Your broker should mail information to you that will explain how to give it these instructions.

Q:    What stockholder approvals are needed to approve the proposals?

A:    Proposal 1 - Election of Directors

      For a nominee to be elected a director, a plurality of the votes cast at the election must be voted in favor of his election. Abstentions and broker non-votes will have no effect on the election of directors.

      Proposal 2 - Ratification of Auditors

      To ratify the appointment of Deloitte Touche Tohmatsu to serve as independent public accountants for the 2002 fiscal year, at least 10% of the shares of common stock present in person or represented by proxy must vote in favor of ratification.

      Proposals 3 and 4 - Amendments to Articles of Incorporation to increase the amount of authorized common stock and to authorize preferred stock

      To amend Brek Energy's Articles of Incorporation, at least a majority of the outstanding shares of common stock must vote in favor of amendment. Abstentions and broker non-votes will have the same effect as a vote against amendment.

Q: Why does Brek want to increase its authorized common stock and add authorized preferred stock?

A: In order to give us more flexibility in raising capital and to provide shares to be issued under the shareholders' rights plan we recently adopted..

Q:    Does Brek have any current plans to issue any capital stock?

A: Except for the common stock we expect to issue in exchange for Gasco shares, we have no current plans to issue any capital stock.

Q:    What does the Brek Board of directors recommend?

A: Our Board of directors recommends that our stockholders vote FOR each director candidate and FOR all other proposals.

Q:    If I have questions, who can I contact for answers?

A:    You should contact: Brek Energy Investor Relations
                          Peter Forward, (888) 305-8233

         Security Ownership Of Certain Beneficial Owners And Management

      The following table and notes set forth as of the record date, the number of shares of Brek Energy's common stock beneficially owned by (i) each person who served as Brek Energy's Chief Executive Officer during the 2001 fiscal year,
(ii) the highest compensated executive officers who were serving as executive officers at the end of the 2001 fiscal year whose individual total cash compensation for the 2001 fiscal year exceeded US$100,000 (together with each person who served as Brek Energy's Chief Executive Officer during the 2001 fiscal year, the "named executive officers"), (iii) each director and nominee for director of Brek Energy, (iv) all executive officers and directors of Brek Energy as a group and (v) each person or group of persons known by Brek Energy to beneficially own more than five percent (5%) of the outstanding common stock. All information is taken from or based upon information provided by such persons to Brek Energy or available through public filings by the beneficial owner.

Name and Address of                             Number of Shares      Percentage
Beneficial Owner                               Beneficially Owned      Ownership
                                               ------------------      ---------

Gregory M. Pek                                  1,782,500(1)(2)          8.05%
Ravi K. Daswani                                   485,461(1)(2)          2.19%
Power Technology Investment
   Corporation(10)                              1,333,333(3)(4)          5.96%
Douglas Moore                                     391,667(2)(4)(5)       1.76%
Ian Robinson                                      595,000(1)(2)          2.69%
James Pratt                                        95,000(1)(2)          0.43%
Andrew Leitch                                           0                0.00%
Kenneth Telford                                   300,000(2)(6)          1.35%
Steve Corbin                                       65,415(2)(7)          0.30%
Barry Conn                                         25,000(2)(8)          0.11%

Executive Officers and
Directors as a group                            3,740,043(9)            16.39%

----------

(1)   Includes options to purchase 75,000 shares of common stock.

(2) All options expire on October 31, 2006 and are exercisable for $0.40 per share.

(3)   Includes warrants to purchase 333,333 shares of common stock.

(4) All warrants expire on March 5, 2005 and are exercisable for $11.40 per share.

(5) Includes options to purchase 125,000 shares and warrants to purchase 66,667 shares of common stock.

(6)   Includes options to purchase 200,000 shares

(7)   Includes options to purchase 50,000 shares.

(8)   Includes options to purchase 25,000 shares.

(9) Includes options to purchase 700,000 shares and warrants to purchase 66,667 shares of common stock.

(10) Power Technology Investment Corporation is a wholly owned subsidiary of Power Corporation of Canada, a Canadian corporation the shares of which are listed on the Toronto Stock Exchange and traded under the symbol "POW".

                       PROPOSAL #1 - ELECTION OF DIRECTORS

      Brek Energy's directors are to be elected at each annual meeting of stockholders. The six nominees for election as directors at this meeting are set forth below. All are recommended by the board of directors of Brek Energy, and each is currently a director of Brek Energy:

                                 Gregory Pek
                                 Ravi Daswani
                                 Douglas Moore
                                 Ian Robinson
                                 James Pratt
                                 Andrew Leitch

      The six nominee-directors receiving a plurality of votes cast at the meeting will be elected as Brek Energy's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify.

      The board of directors unanimously recommends that stockholders vote for each nominee for the board of directors.

Directors And Executive Officers

      The following table sets forth certain information concerning the Directors and Executive Officers of Brek Energy:

Nominee                             Principal Occupation                     Age
-------                             --------------------                     ---

Gregory Pek             Director, President and Chief Executive               47
                        Officer of Brek Energy

Kenneth G.C. Telford    Chief Financial Officer and Secretary of              53
                        Brek Energy

Ravi Daswani            Director of Brek Energy                               35

Nominee                             Principal Occupation                     Age
-------                             --------------------                     ---

Douglas Moore           Director of Brek Energy and Chief                     43
                        Executive Officer of Henderson Cyber
                        Limited (listed on the Growth Enterprise
                        Market of the Stock Exchange of Hong Kong)

Ian Robinson            Chairman of the Board of Directors of                 63
                        Brek Energy and independent
                        management consultant

James Pratt             Director of Brek Energy and Deputy-                   53
                        Chairman of GSM Association

Andrew Leitch           Director of Brek Energy and Board                     58
                        member Citicorp Everbright China Fund
                        Limited

Gregory M. Pek has been a Director of Brek since March 3, 1999 and has been a Director of First Ecommerce Asia Limited since its inception. Mr. Pek was President and Chief Executive Officer since March 3, 1999 until June 27, 2000. Mr. Pek assumed the position of President and co-Chief Executive Officer on October 16, 2000 until August 31, 2001 when he became Chief Executive Officer upon the resignation of Mr. Daswani. He was from March 1994 to February 1999 an executive officer of David Resources Company Limited, a petroleum and wine trading company, Kong Tai International Holdings Company Limited, a real property investment company and from September 1998 to February 1999 a director of Singapore Hong Kong Properties Investment Limited, a real property investment company. Before 1994, Mr. Pek was a director and officer of a number of public companies in Canada. Mr. Pek is a director of Gasco Energy, Inc. and Vallenar Energy Corp., which are subsidiaries of Brek.

Ravi K. Daswani has been a Director of Brek since March 3, 1999 and was a Director of First Ecommerce Asia Limited since its inception until July 2001. Mr. Daswani was Chief Operating Officer of Brek from March 3, 1999 until August 31,2001 and co-Chief Executive Officer from October 16, 2000 to August 31,2001 when he retired to pursue other business interests. From December 1997 to February 1999 Mr. Daswani was the managing director and co-owner of Asia Internet Limited, a Hong Kong Internet service provider. For more than three years before December 1997, he was the managing director of a wholesale and retail apparel business called Daswani S.A., a Panamanian company. He has established international operations trading in dry goods, consumer electronics, apparel and Internet services in Africa, Latin America and Asia

Ian Robinson has been a Director of Brek since February 24, 2000, was appointed Vice-Chairman on November 29, 2000 and Chairman on January 19, 2001. For more than the last five years Mr. Robinson has been the managing director of Robinson Management Limited, which provides financial planning and business advice, forensic accounting services and insolvency services. Mr. Robinson has 45 years of experience as a Chartered Accountant and was a former senior partner of the Hong Kong office of the international accountancy firm Ernst & Young, an accountancy and auditing services firm. He has been based in Hong Kong since 1980 servicing the Asia region and has had experience in major countries around the world. Mr. Robinson specializes in corporate rescue, restructuring, insolvency, investigation, business valuation and trouble shooting generally. Mr. Robinson also is a member of the Supervisory Board and the Executive Committee of the Hong Kong Housing Society, a non-governmental provider of low and middle income housing.

Douglas Moore has been a Director of Brek since October 27, 1999. Mr. Moore is the Chief Executive Officer of Henderson Cyber Limited, the high technology ecommerce subsidiary of the Henderson Group, which consists of Henderson Land Development Company Limited, a property development company, and its subsidiaries. Mr. Moore is also the Head of Strategic Planning of Henderson Land. From 1994 until early 2000, Mr. Moore was the Head of the Hong Kong Market of Credit Suisse, a bank, and a director of Credit Suisse Investment Advisory (Hong Kong) Limited, the bank's investment advisory subsidiary. Prior to 1994, Mr. Moore practiced international and Canadian tax law with the Hong Kong office of McMillan Binch, a Canadian law firm. He is a Canadian and a Hong Kong lawyer.

James Pratt was appointed to Brek's Board of Directors in June 2000. Mr. Pratt is Deputy Chairman of the GSM Association, which is a wireless telecommunications industry representative body consisting of more than 636 wireless network operators and key manufacturers and suppliers to the wireless industry. Mr. Pratt was previously Managing Director of Asia Wireless, a division of Telstra International, Telstra Corporation of Australia where he oversaw all of Telstra Group's wireless operations and investments throughout the Asia Pacific Region. Mr. Pratt was formerly Chief Executive Officer of Peoples Phone, a wireless telecom provider in Hong Kong, since 1996. Prior to this he was general manager of the telecommunications division of Mitsubishi Electric Australia. Mr. Pratt has more than thirty years international management experience in the Asia Pacific telecommunications industry.

Mr. Andrew Leitch was appointed to Brek Energy's board of directors in April 2002. Mr. Leitch is both a Chartered Accountant (Canada) and a Certified Public Accountant (USA). He has an international and diversified career spanning some 25 years with Deloitte & Touche, an accountancy and auditing services firm, and has held senior executive positions in certain varied commercial enterprises. Mr. Leitch has 20 plus years of experience in international business. He worked as the Chief Operating Officer for Vapotronics Inc., a biotech company in San Diego from 2000-2001. While Mr. Leitch was with Deloitte & Touche, Hong Kong from 1994-2000, he was the Vice Chairman of the Management Committee (1997-2000) and Executive Director of Corporate Finance (1994-1997). Mr. Leitch currently holds a board position with Citicorp Everbright China Fund Limited, an investment fund.

Kenneth G.C. Telford has been Brek's Chief Financial Officer and Secretary since July 1, 2000. Mr. Telford is both a Chartered Accountant (Canada) and Certified Public Accountant (USA). Mr. Telford has been a partner in Sadovnick Telford + Skov, Chartered Accountants in Canada and Telford Sadovnick, PLLC, Certified Public Accountants in the United States since 1994. Mr. Telford was also previously a partner in the international accounting firm Touche Ross &

Co. (now Deloitte & Touche) as well as Chief Operating Officer and Chief Financial Officer of an automotive rental company called Tropical Rent a Car Systems, Inc. Mr. Telford has advised numerous companies, operating in both North America and Asia Pacific, on a broad range of financial and business matters including the financial management requirements of U.S. publicly listed companies. Mr. Telford is a director of Vallenar Energy Corp., which is a subsidiary of Brek.

                      Committees of The Board Of Directors

      The Audit Committee

The Audit Committee consists of Ian Robinson, Douglas Moore and James Pratt. The Audit Committee is responsible for (i) reviewing the scope of and the fees for the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. Each of the members of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the NASD listing standards.

      The Compensation Committee

Brek Energy established a Compensation Committee in February 2000. The Compensation Committee is responsible for (i) approving compensation of the Chief Executive Officer and (ii) granting stock options to employees. The Compensation Committee consists of Douglas Moore, James Pratt and Ian Robinson.

      The Nominating Committee

Brek Energy established a nominating committee in May 2002. The Nominating Committee is responsible for making recommendations to the full board regarding nominees for election as directors, reviewing the structure, size and composition of the Board, compensation of Board members, the balance and expertise of Board members and the Brek Energy's overall organizational health, particularly succession plans for top management.. The Nominating Committee consists of Messrs. Robinson, Leitch, Moore and Pratt. Stockholders of Brek Energy are invited to recommend candidates for director to its secretary, Kenneth G.C. Telford.

                              Director Compensation

      Directors who are employees of Brek Energy receive no additional compensation for service on the board of directors or any committee of the board. Commencing April 1, 2001, Brek Energy began remunerating its directors who are not employees of Brek Energy HK$ 20,000 (approximately US$ 2,564) per quarter and the Chairman HK$35,000 (approximately US$ 4,487) per month. Eric Pinkney, who served as a director of Brek Energy from November 29, 2000 until June 25, 2001, received consulting fees of US$ 10,000 per month from December 2000 through February 2001. On October 31, 2001 all directors, except Douglas Moore, who had existing options and warrants rescinded those options and warrants and received 75,000 fully vested options exercisable at $0.40 until October 31, 2006. Douglas Moore rescinded his options and warrants and received 125,000 fully vested options exercisable at $0.40 until October 31, 2006. All Directors who had not previously been granted options received 75,000 options exercisable at $0.40 until October 31, 2006.

                      Meetings of the Board and Committees

      During 2001 the board held five meetings with the remaining board action taken by unanimous consent of the directors. Each of the Audit Committee and Compensation Committee held three meetings during 2001. During 2001, all incumbent directors attended 75% or more of the meetings of the board and the committees on which they served.

                           Summary Compensation Table

      The following summary compensation table sets forth the cash compensation earned for 2001, 2000 and 1999, by each named executive officer. Brek Energy paid no compensation to any employee in 1997 or 1998.

--------------------------------------------------------------------------------------------------------------------------------
                                    Annual compensation                                Long term compensation

                                                                                Awards                 Payouts

                                                                                       Shares of
                                                                                       common
                                                                        Restricted     stock
Name and Principal                                        other annual  stock          underlying      LTIP         All Other
Position                   Year     Salary       Bonus    compensation  award(s)       options         Payouts   Compensation(2)
Gregory Pek, CEO           2001    $218,710    $107,097     $15,484         --            75,000          --           --
                           2000     238,172          --          --         --           200,000          --           --
                           1999     167,742          --          --         --           100,000          --           --
Ravi Daswani, COO (1)      2001     154,839     109,677       4,473         --            75,000          --           --
                           2000     238,172          --          --         --           200,000          --           --
                           1999     167,742          --          --         --           100,000          --           --
Kenneth Telford, CFO       2001     259,994     117,419      13,005         --           200,000          --           --

                           2000     Did not          --          --         --           100,000          --           --
                                     exceed
                                    100,000

Steve Corbin, President,   2001     202,581      45,800       1,548         --            50,000          --           --
First Ecom Systems
Limited
                           2000     Did not          --          --         --            30,000          --           --
                                     exceed
                                    100,000

                           1999     Did not          --          --         --            20,000          --           --
                                     exceed
                                    100,000

Barry Conn, Senior Vice
President, First Ecom
Systems Limited            2001     157,419          --       1,548         --            25,000          --           --


                           2000     Did not          --          --         --            20,000          --           --
                                     exceed
                                    100,000
--------------------------------------------------------------------------------------------------------------------------------

----------

(1)   Resigned August 2001.

(2) Other annual compensation consisted of housing expense, directors fees and employer contributions to the mandatory provident fund in Hong Kong (which is a program similar to Social Security in the United States)

                              Employment Agreements

Gregory Pek.

      Brek entered into an employment agreement with Gregory Pek, its President and Chief Executive Officer, the term of which commenced in January 1999. This agreement provided that Brek would pay Mr. Pek a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month's salary per calendar year of service as a year-end payment. In January 2000 Mr. Pek's monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Pek agreed to have his monthly salary temporarily reduced to HK $100,000 (approximately USD 12,820). Brek entered into new six-month employment agreements with Mr. Pek covering the period from March 1, 2001 to August 31, 2001. During this period, Mr. Pek's aggregate monthly salary was HK $165,000 (approximately USD 21,150) plus an additional lump-sum payment equal to four months' salary was paid to Mr. Pek in August 2001. In August 2001 Brek entered into new one-year employment agreements with Mr. Pek that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,150) plus an additional month's salary per calendar year of service as a year-end payment. These agreements will terminate on August 31, 2002. At the request of Mr. Pek, his agreements are not being extended past August 31, 2002. Because the agreements are not being extended, Brek must pay a termination payment to Mr. Pek in August 2002 equal to three months' salary. Brek believes that it will be able to engage another Chief Executive Officer in a timely fashion, and that no harm will come to Brek due to Mr. Pek's decision not to continue as its Chief Executive Officer.

Ravi Daswani.

      Brek entered into an employment agreement with Ravi Daswani, who served as the Senior Vice President and Chief Operating Officer until his resignation in August 2001, the term of which commenced in January 1999. This agreement provided that Brek would pay Mr. Daswani a monthly salary of HK $100,000 (approximately USD 12,820) plus an additional month's salary per calendar year of service as a year-end payment. In January 2000 Mr. Daswani's monthly salary was increased to HK $150,000 (approximately USD 19,230); however, in December 2000 Mr. Daswani agreed to have his monthly salary temporarily reduced to HK $100,000 (approximately USD 12,820). Brek entered into a new six-month employment agreement with Mr. Daswani covering the period from March 1, 2001 to August 31, 2001. Under this agreement, Mr. Daswani was paid (i) a monthly salary of HK $150,000 (approximately USD 19,230), (ii) an additional lump-sum payment equal to four months' salary on August 31, 2001 and (iii) a prorated portion of one month's salary, equal to HK $100,000

(approximately USD 12,820), on August 31, 2001. At the request of Mr. Daswani, his agreements were not renewed.

Kenneth Telford.

      Brek entered into employment agreements with Kenneth Telford, its Chief Financial Officer, the terms of which commenced in March 2001. Pursuant to these agreements, Brek paid Mr. Telford an aggregate monthly salary of HK $165,000 (approximately USD 21,250), for the period from March 1, 2001 through September 30, 2001, issued Mr. Telford warrants to purchase 50,000 shares of Brek's common stock at an exercise price of USD 1.25 per share and paid Mr. Telford an additional lump-sum payment in August 2001 equal to four months' salary. The agreements also provided for an additional month's salary per calendar year of service as a year-end payment. In August 2001 Brek entered into new one-year employment agreements with Mr. Telford that provide for an aggregate monthly salary of HK $165,000 (approximately USD 21,250) plus an additional month's salary per calendar year of service as a year-end payment. This agreement will terminate on August 31, 2002 unless Brek chooses to extend the term of the agreement. If Brek does not choose to extend the term of the agreement, the agreement provides that Brek must pay a termination payment to Mr. Telford in August 2002 equal to three months' salary.

      Brek and Mr. Telford have agreed to extend his employment for one year beginning in August 2002. Under the new arrangement with Mr. Telford, he will be paid $27,000 per month. In addition, he will have the option of working less than full time if he chooses, and if he receives payment from other than Brek for time devoted to a job other than being an executive of Brek, Brek may reduce its payments to Mr. Telford by an amount equal to 80% of the amount of such other payments in excess of $3,000 (which reduction may not exceed $10,000)

                        Option Grants In Last Fiscal Year

      The following table presents information concerning individual grants of options to purchase common stock made during the fiscal year ended December 31, 2001 to each of the named executive officers.

-----------------------------------------------------------------------------------------------------------------------------------

Option grants in Fiscal year ended Dec. 31,2001

                                                                         Individual grants
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential realizable value at
                                                                                                     assumed annual rates of Stock
                                                                                                     price appreciation for option
                                                                                                                  term
                                          Percent of
                                         Total options
                  Number of securities    granted to    Exercise of                                 Value at
                   underlying options    employees in    base price                 Expiration     grant date
Name                  granted (1)         fiscal year      ($/Sh)     Market price     Date            0%          5%          10%
Gregory Pek, CEO         75,000               5.9%         $0.40         $0.41       31-Oct-06         750        9,246      19,523

Ravi Daswani (2)         75,000               5.9%          0.40          0.41       31-Oct-06         750        9,246      19,523

Ian Robinson             75,000               5.9%          0.40          0.41       31-Oct-06         750        9,246      19,523

Douglas Moore           125,000               9.8%          0.40          0.41       31-Oct-06       1,250       15,409      32,539

James Pratt              75,000               5.9%          0.40          0.41       31-Oct-06         750        9,246      19,523

Marc Bruner              75,000               5.9%          0.40          0.41       31-Oct-06         750        9,246      19,523

Ken Telford             200,000              15.6%          0.40          0.41       31-Oct-06       2,000       24,655      52,062

Steve Corbin             50,000               3.9%          0.40          0.41       31-Oct-06         500        6,164      13,015

Barry Conn               25,000               2.0%          0.40          0.41       31-Oct-06         250        3,082       6,508
-----------------------------------------------------------------------------------------------------------------------------------

----------

(1) All of the options granted are fully vested and exercisable until October 31, 2006

(2)   Resigned August 2001.

      Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End
                                  Option Values

           The following table sets forth the value of unexercised options to purchase common stock for each named executive officer on December 31, 2001. No options were exercised by the named executive officers during 2001.

-----------------------------------------------------------------------------------------------------------------------

                                                      Number of securities underlying    Value of Unexercised In-The-
                                                       unexercised options at fiscal   Money options at fiscal year end
                          Shares                                year end (#)                       (1) ($)
                        acquired on       value       -------------------------------  --------------------------------
    Name                exercise (#)   realized ($)   Exercisable      Unexercisable      Exercisable  Unexercisable
Gregory Pek, CEO             0             0              75,000             0                $0             0
Ravi Daswani (2)             0             0              75,000             0                 0             0
Ian Robinson                 0             0              75,000             0                 0             0
Douglas Moore                0             0             125,000             0                 0             0
James Pratt                  0             0              75,000             0                 0             0
Marc Bruner                  0             0              75,000             0                 0             0
Ken Telford                  0             0             200,000             0                 0             0
Steve Corbin                 0             0              50,000             0                 0             0
Barry Conn                   0             0              25,000             0                 0             0
-----------------------------------------------------------------------------------------------------------------------

----------

(1)   Based on a December 31, 2001 closing price of US$0.40 per share.

(2)   Resigned August 2001.

                            Report of Audit Committee

      The Audit Committee reviewed and discussed Brek Energy's audited financial statements as of and for the year ended December 31, 2001 with management, and discussed with Brek Energy's independent auditors at that time the matters required to be discussed by SAS 61. The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Brek Energy's 2001 Annual Report on Form 10-K.

                               The Audit Committee

                                  Ian Robinson
                                  Douglas Moore
                                   James Pratt

             Compensation Committee Report on Executive Compensation

      Brek Energy offers compensation packages designed to attract and retain outstanding employees and to encourage and reward the achievement of corporate goals. Through broad-based employee ownership of Brek Energy's common stock, Brek Energy seeks to align employee financial interests with long-term stockholder value.

      Executive officers receive total compensation packages in line with their responsibilities and expertise. Brek Energy believes that the majority of an executive's compensation should be closely tied to overall performance of Brek Energy. Accordingly, base salaries for executive officers in most cases are relatively competitive, but are accompanied by significant stock option grants.

      Base Salaries.

      Salaries for Brek Energy's executive officers are based on the executive's contribution to Brek Energy's performance, level of responsibility, experience and breadth of knowledge. Base salaries for executive officers generally are designed to be competitive with those paid by competitors in the electronic commerce and internet industries. These base salaries are combined with stock option grants, so that a good portion of the executive's pay is tied to Brek Energy performance. Brek Energy did not utilize salary surveys for executive officers in 2001.

      Stock-Based Compensation.

      Brek Energy seeks to align the long-term interests of its executive officers with those of its stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins Brek Energy or is promoted to executive officer. Grant sizes are determined based on various subjective factors, primarily related to the individual's anticipated contributions to Brek Energy's success. Brek Energy intends to grant additional stock options to executive officers from time-to-time based on performance and potential.

      Replacement Option Grants

On October 31, 2001, the named executive officers set forth below rescinded options and warrants to purchase Brek Energy common stock, and Brek Energy reissued a like number of new options having five-year terms and exercise prices equal to the then-fair value of the stock (which were lower than the exercise prices of the options and warrants rescinded). The Compensation Committee felt replacing the options for the named executive officers set forth in the table below with options having a lower exercise price was warranted to provide the desirable long-term incentive to such named executive officers and to align their interests with those of the stockholders.

--------------------------------------------------------------------------------------------------------------------

                                                                                                 Length (months) of
                                                    Number of           Exercise price of       option/warrant term
                                                options/warrants         options/warrants       remaining at Date of
                                                    rescinded               rescinded                Replacement
                                              ---------------------    -------------------      --------------------
                      Number       New
                      of new     exercise
Name                 options      price       Options      Warrants    Options    Warrants        Options  Warrants
Gregory Pek, CEO      75,000       0.40       150,000           --       5.05         --             46       --
                                               50,000           --       7.65         --             32       --
Ravi Daswani(1)       75,000       0.40       150,000           --       5.05         --             46       --
                                               50,000           --       7.65         --             32       --
Ian Robinson          75,000       0.40        50,000       50,000       5.05       1.25             46       53
Douglas Moore        125,000       0.40       100,000       30,000       5.05       1.25             46       53
James Pratt           75,000       0.40        50,000       30,000       5.05       1.25             46       53
Ken Telford          200,000       0.40       100,000       50,000       5.05       1.25             46       53
Steve Corbin          50,000       0.40        20,000       50,000       5.05       1.25             46       53
                                               10,000                    7.65                        32
Barry Conn            25,000       0.40        20,000       25,000       5.05       1.25             46       53
--------------------------------------------------------------------------------------------------------------------

----------

(1)   Resigned August 2001.

      Chief Executive Officer Compensation.

      Mr. Pek received US$ 341,291 in cash compensation from Brek Energy during 2001. Mr. Pek's compensation was competitive with what may have been paid to an individual with similar responsibilities in a similar industry.

      Ongoing Review.

      The Compensation Committee will evaluate Brek Energy's compensation policies on an ongoing basis to determine whether they enable Brek Energy to attract, retain and motivate key personnel. To meet these objectives, Brek Energy may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

      Section 162(m).

      Compensation payments in excess of US$ 1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for Brek Energy under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2002 to its Chief Executive Officer or any other executive officer to be in excess of US$ 1 million. Brek Energy intends to maintain qualification of its 2001 and 1999 Stock Option Plans for the performance-based exception to the US$ 1 million limitation on deductibility of compensation payments.

                           The Compensation Committee

                                  Ian Robinson
                                  Douglas Moore
                                   James Pratt

                             Stock Performance Graph

The following graph provides a comparison of the performance of Brek Energy's common stock for the 2001 year, against the performance of the Technology and NASDAQ indices during the same period. The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that First Ecom.com specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              [LINE GRAPH OMITTED]

              PROPOSAL #2 - RATIFICATION OF APPOINTMENT OF AUDITORS

      The board of directors of Brek Energy has selected the firm of Deloitte Touche Tohmatsu to serve as its independent auditors for the year ended December 31, 2002. While the ratification of the selection of Deloitte Touche Tohmatsu as Brek Energy's independent public accountants is not required to be submitted for stockholder approval, the board has elected, as a matter of policy, to seek ratification of its selection by the affirmative vote of at least 10% of the shares represented and voting at the meeting. If the stockholders fail to ratify the selection of Deloitte Touche Tohmatsu, the board will reconsider the matter.

      Notwithstanding the ratification by the stockholders of the appointment of Deloitte Touche Tohmatsu, the board of directors may, if the circumstances dictate, appoint other independent accountants.

      The board of directors unanimously recommends that the stockholders vote for the ratification of Deloitte Touche Tohmatsu to serve as Brek Energy's independent auditors for the fiscal year ending December 31, 2002.

      Representatives of Deloitte Touche Tohmatsu will attend the annual meeting, will have the opportunity to make a statement should they wish to do so and will be available to respond to appropriate questions.

      Deloitte Touche Tohmatsu was confirmed as Brek Energy's independent accountants by the shareholders at the 2001 annual meeting held January 29, 2002. Deloitte Touch Tohmatsu expressed an unqualified opinion on Brek Energy's financial statements for the year ended December 31, 2001 and for the period from September 16,1998 (date of inception) to December 31, 2001 on March 11, 2002.

Audit Fees

      The aggregate fees paid to Deloitte Touche Tohmatsu for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year, were US$ 80,000.

Financial Information System Design and Implementation Fees

      We did not pay any fees to Deloitte Touche Tohmatsu for financial information systems design and implementaion services for the fiscal year ended December 31, 2001.

All Other Fees

In 2001, in addition to the fees for the audit services described under the caption "Audit Fees" above, we paid Deloitte Touche Tohmatsu US$19,500 for reviewing certain SEC filings and advising us regarding our accounting for certain transactions and US$ 21,800 for corporate income tax services. We also paid Deloitte & Touche, an affiliate of Deloitte Touche Tohmatsu, US$9,500 for performing a due diligence review of Gasco before we invested in it and $26,000 for performing a due diligence review of another company we considered acquiring (but did not) called Viapay Limited.

                                   PROPOSAL #3
             AMEND ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL
                             SHARES OF COMMON STOCK

      Brek Energy's Articles of Incorporation currently authorize the issuance of up to 300,000,000 shares of common stock. The board of directors has approved, subject to approval by Brek Energy's stockholders, an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock to 500,000,000. The purpose of the proposed increase is to make additional shares of common stock available for issuance from time to time as and when the board of directors deems it advisable as well as shares to be issued under the Shareholders' Rights issued on March 20, 2002. The proposed increase is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex A.

      The additional shares of common stock, if so authorized, could be issued at the discretion of the board of directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, future financings and other corporate purposes. The additional shares of common stock could also be used to permit a stock split or a stock dividend, or to render more difficult or prevent a merger, tender offer, proxy contest or other change in control of Brek Energy. Such shares will only be issued upon a determination by the Board of Directors that a proposed issuance is in the best interests of Brek Energy and its stockholders.

      Brek Energy's common shares do not have preemptive rights. No change in total stockholder equity would result from the proposed increase of the number of authorized shares of common stock; however, any future issuance of such additional shares of common stock could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock.

      The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 500,000,000.

                                   PROPOSAL #4
             APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO
              AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK

      Brek Energy's Articles of Incorporation currently authorizes only one class of capital stock - shares of Brek Energy common stock. The board of directors has approved, subject to approval by Brek Energy's stockholders, an amendment to the Articles of Incorporation to create a class of preferred stock initially consisting of 50,000,000 shares, which shares may be designated and issued in one or more series with rights, preferences and privileges determined by the board of directors. Such proposed class of preferred stock is reflected in Article Three of the form of Amended and Restated Articles of Incorporation which is annexed to this proxy statement as Annex A.

      We cannot state or estimate at the present time the terms of the preferred stock we propose be authorized because the Brek Energy board does not contemplate any offering of such preferred stock in the near future, although the board will not seek further authorization by the stockholders in the event there is any issuance of such preferred stock by the board.

      The terms of the preferred stock to be authorized, including dividend rates, conversion rights, voting rights, redemption prices, maturity dates, designations, preferences, limitations, restrictions and other similar matters will be determined by the board at a later date, without the vote or approval of the stockholders. Any future issuance of the preferred stock to be authorized could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of Brek Energy common stock, and have other similar dilutive effects on the currently issued and outstanding shares of common stock. Such preferred stock will only be issued upon a determination by the board that a proposed issuance is in the best interests of Brek Energy and its stockholders.

      The purpose of authorizing the shares of preferred stock is to make an additional class of shares apart from the shares of common stock available for issuance should the board ever deem such an issuance to be advisable. The board believes that the availability of authorized but unissued shares of preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of securities by Brek Energy, the terms and characteristics of which can be determined by the board at the time of the actual issuance based on market conditions and to meet other circumstances existing at such time.

      The shares of preferred stock to be authorized could also be used to implement a stockholder rights plan, or issued in order to defeat a hostile takeover attempt. Any such stockholder rights plan would likely contain provisions that would allow Brek Energy's stockholders (other than an acquiring person who has not been approved by the Brek Energy board) to obtain either Brek Energy shares or shares of the acquiring person at a substantial discount from the market price of such shares. In addition, if Brek Energy were to become the target of a hostile takeover attempt, Brek Energy could try to prevent the takeover by issuing shares of preferred stock, the effect of which would be to reduce the voting power of the then issued and outstanding shares of common stock and increase the cost of the takeover. The adoption of a stockholder rights plan or the issuance of shares of preferred stock could make it more difficult for any person to obtain control of Brek Energy through a merger, tender offer, proxy contest or other means, which could potentially inhibit stockholders from realizing a higher share price for their stock than that which would be available in the public markets. However, the board believes that such measures would have the effect of (i) deterring those transactions in Brek Energy's common stock that could lead to a "creeping" takeover of Brek Energy without the payment of a control premium, (ii) encouraging prospective acquirors to negotiate with the board and (iii) maximizing stockholder value in the event of a sale of Brek Energy. The board has no knowledge of any current, threatened or contemplated attempt to take over the control of Brek Energy.

The board of directors unanimously recommends that the stockholders vote to approve the amendment to the Articles of Incorporation to authorize the issuance of 50,000,000 shares of preferred stock in one or more series.

                                  OTHER MATTERS

      The board of directors knows of no business other than the matters set forth in this proxy statement which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                       STOCKHOLDER PROPOSALS FOR NEXT YEAR

      Any stockholder proposal for the annual meeting to be held in 2003 must be sent to the Secretary at Brek Energy's principal executive office. The deadline for receipt of a proposal to be considered for inclusion in the proxy statement is December 31, 2002.

                               DISSENTERS' RIGHTS

      Stockholders of Brek Energy will have no dissenters' or appraisal rights with respect to any of the proposals to be voted upon at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-ten-percent beneficial owners file reports of their ownership and changes in ownership of Brek Energy stock on Forms 3, 4 and 5 with the Securities and Exchange Commission. To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with.

                             ADDITIONAL INFORMATION

      All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of directors and officers of Brek Energy and their relationship and transactions with Brek Energy is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of Brek Energy's common stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

                           INCORPORATION BY REFERENCE

      The annual report of Brek Energy on Form 10-K for the year ended December 31, 2001, as amended, which includes financial statements and accompanies this proxy statement, is being mailed to stockholders together with this proxy statement, and is hereby incorporated in this proxy statement by reference.

      A copy of the exhibits to the annual reports will be furnished to any stockholder upon written request and payment of a nominal fee.

                          Brek Energy Corporation Proxy

               solicited by the board of directors for the annual
              meeting of stockholders to be held September __, 2002

      The undersigned hereby constitutes, appoints, and authorizes Gregory Pek and Ian Robinson, and each of them acting individually, as the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the common stock of Brek Energy Corporation, a Nevada corporation, at the annual meeting of the stockholders to be held September __, 2002, at Pacific Place Conference Centre, Fuji Room, 88 Queensway, Hong Kong, SAR at 10:00 a.m. Hong Kong time, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated August __, 2002, receipt of which is hereby acknowledged.

1.  Election of Directors                            For All    Withold from all
                                                       |_|            |_|

         For all nominees except:

2.  Ratification of Independent Auditors            For      Against     Abstain
                                                    |_|        |_|         |_|

3.  Increase Authorized Common Stock                For      Against     Abstain
                                                    |_|        |_|         |_|

4.  Authorize Preferred Stock                       For      Against     Abstain
                                                    |_|        |_|         |_|

      The proxy is authorized to vote upon any other business as may properly come before the annual meeting or any adjournment thereof.

      The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and proxy may lawfully do by virtue hereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "for" proposals 1, 2, 3 and 4. This proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the notice of the annual meeting of stockholders to the undersigned.

DATED: ______________________, 2002       NUMBER OF SHARES _________


Signature(s) of Stockholder(s)
================================================================================


Signature(s) of Stockholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint-tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           This proxy is solicited on behalf of the board of directors of Brek Energy Corporation

                        Please sign and return this proxy
                      using the enclosed pre-paid envelope.

                   The giving of a proxy will not affect your
               right to vote in person if you attend the meeting.

                                                                         ANNEX A

                                     FORM OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             BREK ENERGY CORPORATION

      The undersigned hereby adopts the following Restated Articles of
Incorporation:

                               ARTICLE ONE [NAME].

      The name of the corporation is: BREK ENERGY COPORATION

                             ARTICLE TWO [PURPOSES].

      The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

            (B) [OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

            (C) [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

            (D) [PURPOSES TO BE CONSTRUED AS POWERS]. The purpose specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                         ARTICLE THREE [CAPITAL STOCK].

      The corporation shall have authority to issue an aggregate of FIVE Hundred Million (500,000,000) shares of common stock, PAR VALUE ONE MILL ($0.001) per share (the "Common Stock"), and FIFTY Million (50,000,000) shares of preferred stock (the "Preferred Stock", and together with the Common Stock, the "Capital Stock")). Authority is hereby vested in the board of directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations and restrictions and relative rights of each class or series of stock. The board shall establish all such designations by resolution and shall file a certificate of designation with the Nevada secretary of state setting forth the resolution before the issuance of any shares of the class or series.

      The holders of shares of Capital Stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

      The corporation's Capital Stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

      The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

                            ARTICLE FOUR [DIRECTORS].

      The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person.

                       ARTICLE FIVE [ASSESSMENT OF STOCK]

      The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                       ARTICLE SIX [PERIOD OF EXISTENCE].

      The period of existence of the corporation shall be perpetual.

                            ARTICLE SEVEN [BY-LAWS].

      The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

                     ARTICLE EIGHT [STOCKHOLDERS' MEETINGS].

      Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

                    ARTICLE NINE [CONTRACTS OF CORPORATION].

      No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

               ARTICLE TEN [LIABILITY OF DIRECTORS AND OFFICERS].

      No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Ten shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.


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      IN WITNESS WHEREOF, the undersigned, has executed these Amended and
Restated Articles of Incorporation this __ day of _________, 2002.


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